EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 27, 1998, relating to the balance sheet of ZD Inc., and our reports dated February 17, 1998, relating to the combined financial statements of Ziff-Davis Inc. and ZD COMDEX and Forums Inc., and the consolidated financial statements of Ziff-Davis Inc. (formerly Ziff-Davis Publishing Company), which appear on pages F-2, F-5 and F-28 of ZD Inc.'s Registration Statement on Form S-1, File No. 333-46493.



PRICE WATERHOUSE LLP
New York, New York
June 19, 1998